SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             [Amendment No. _____]

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[ ] Preliminary Proxy Statement     [_] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              Derma Sciences, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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        pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                              DERMA SCIENCES, INC.







                            NOTICE OF ANNUAL MEETING

                                       and

                                 PROXY STATEMENT




                         Annual Meeting of Shareholders

                                  Hyatt Regency
                            U.S. 1 and Alexander Road
                              Princeton, New Jersey

                                  May 12, 1998

                              DERMA SCIENCES, INC.
                         214 CARNEGIE CENTER, SUITE 100
                               PRINCETON, NJ 08540
                                 (800) 825-4325

          ------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 12, 1998
          ------------------------------------------------------------

To the Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Derma Sciences, Inc., a Pennsylvania corporation (the "Company"), will be held on May 12, 1998, at 10:00 a.m., at the Hyatt Regency, U.S. 1 and Alexander Road, Princeton, New Jersey, for the following purposes:

         1. To elect five directors for the year following the Annual Meeting or until their successors are elected;

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 1998; and

         3. To transact such other business as may properly come before the meeting and all adjournments thereof.

         Only shareholders of record at the close of business on March 24, 1998, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

         The Board of Directors unanimously recommends that shareholders vote "FOR" (i) the election as directors of the nominees named in the accompanying Proxy Statement, and (ii) the ratification of the selection of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 1998.

         You are cordially invited to attend the meeting. Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented. Accordingly, WE URGE YOU TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                           By Order of the Board of Directors,

                                           EDWARD J. QUILTY
                                           Chairman of the Board

                              DERMA SCIENCES, INC.
                         214 CARNEGIE CENTER, SUITE 100
                           PRINCETON, NEW JERSEY 08540
                                 (800) 825-4325

                    ----------------------------------------

                                 PROXY STATEMENT
                    ----------------------------------------


         This statement is furnished by the Board of Directors of Derma Sciences, Inc. (the "Company") in connection with the Board's solicitation of proxies for use at its Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m. on Tuesday, May 12, 1998, at the Hyatt Regency, U.S. 1 and Alexander Road, Princeton, New Jersey, 08540, and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders.

         If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the election as directors of those nominees named in the Proxy and for ratification of the selection of Ernst & Young LLP as independent certified public accountants for the year ended December 31, 1998. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

         A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by delivery of a proxy bearing a later date. Any shareholder may attend the Meeting and vote in person whether or not a Proxy was previously submitted.

         The close of business on March 24, 1998, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had 4,567,632 shares of Common Stock, par value $.01 per share ("Common Stock") and 1,750,000 shares of Series A Convertible Preferred Stock ("Preferred Stock"), outstanding and entitled to vote. The foregoing shares of Common and Preferred Stock are the only voting securities of the Company. Each share held of record will be entitled to one vote at the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about March 31, 1998.

         The expense of solicitation will be borne by the Company. The solicitation of Proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for the reasonable out-of-pocket expenses in forwarding Proxies and proxy materials to the beneficial owners of such shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The  following   table  sets  forth  as  of  the  Record  Date  certain
information  regarding  the  current  beneficial  ownership  of  shares  of  the
Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:

                                                                 NUMBER OF SHARES                 PERCENT
             NAME AND ADDRESS OF BENEFICIAL OWNER (1)           BENEFICIALLY OWNED        BENEFICIALLY OWNED(13)
             ----------------------------------------           ------------------        ----------------------
Hambrecht & Quist California (2)..........................            1,225,000                    21.15%
Galen III Partnerships (3)................................            1,000,000                    17.96%
Mary G. Clark, RN ........................................              775,474                    16.98%
Aries Funds (4)...........................................              750,000                    14.10%
Edward J. Quilty (5)......................................              670,500                    13.34%
Redwood Asset Management (6)..............................              500,000                     9.87%
John T. Borthwick (7).....................................              339,414                     7.30%
First Taiwan Investment Holding, Inc. (8).................              248,000                     5.43%
Charles F. Caudell, III (9) ..............................              160,000                     3.41%
Richard S. Mink (9) ......................................              157,500                     3.36%
Stephen T. Wills, CPA(10).................................              119,166                     2.56%
Laurence F. Lane (11).....................................               24,000                     (*)
Timothy J. Patrick .......................................                    0                     (*)
All directors and officers as a group (8 persons) (12) ...            2,293,929                    41.70%

---------------------
(*)   Less than one percent
(1) Except as otherwise noted, the address of each of the persons listed is 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540.
(2) Hambrecht & Quist California can be reached at: One Bush Street, San Francisco, California 94104. Ownership consists of 612,500 shares of Class A Convertible Preferred Stock ("Preferred Stock") which is directly convertible to Common Stock and 612,500 warrants to purchase Common Stock exercisable at $0.90 per share ("Warrants").
(3) The Galen III Partnerships can be reached at: 610 Fifth Avenue, Fifth Floor, New York, New York 10020. Includes shares owned by Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. Ownership consists of 250,000 shares of Common Stock, 375,000 shares of Preferred Stock and 375,000 Warrants. Srini Conjeevaram, a general partner of the Galen III Partnerships, is a nominee for director of the Company.
(4) The Aries Funds can be reached at: Paramount Capital, Inc., The Aries Fund, 787 Seventh Avenue, 48th Floor, New York, New York 10019. Includes shares owned by The Aries Fund, A Cayman Islands Trust and Aries Domestic Fund, L.P. Ownership consists of 375,000 shares of Preferred Stock and 375,000 Warrants.
(5) Includes 412,500 shares subject to options and Warrants currently exercisable and 47,500 additional shares subject to options that will become exercisable within 60 days of the Record Date.
(6) Redwood Asset Management can be reached at: Ovre Ullorn Terrasse 32, 0358 Oslo, Norway. Ownership consists of 250,000 shares of Preferred Stock and 250,000 Warrants.
(7) Includes 70,000 shares subject to options currently xercisable and 10,000 additional shares subject to options that will become exercisable within 60 days of the Record Date.
(8) First Taiwan Investment Holding, Inc. can be reached at: 15/F, 563, Chung Hsiao, East Road, Section 4 Taipei, Taiwan R.O.C.
(9) Includes 116,250 shares subject to options and Warrants currently exercisable and 10,000 additional shares subject to options that will become exercisable within 60 days of the Record Date.
(10) Includes 72,083 shares subject to options and Warrants currently exercisable and 8,333 shares subject to options that will become exercisable within 60 days of the Record Date.

(11) Includes 16,000 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days of the Record Date.
(12) Includes 888,916 shares subject to options and Warrants currently exercisable and exercisable within 60 days of the Record Date by directors and officers of the Company.
(13) The percent beneficially owned by each entity or individual assumes the exercise of all exercisable options (including those that would be exercisable within 60 days of the Record Date) and the exercise of all Warrants owned by such entity or individual.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         A board of five directors will be elected at the Meeting by the shareholders of the Company to hold office until their successors have been elected and qualify. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the Proxy will be voted for a substitute designated by the Board.

         The nominees are listed below with brief statements of their principal occupation and other information:

     NAME OF NOMINEE         AGE   DIRECTOR SINCE                         PRINCIPAL OCCUPATION
     ---------------         ---   --------------                         --------------------
Edward J. Quilty             47    March, 1996            Chairman of the Board of the Company and  Chairman of the
                                                          Board of Palatin Technologies, Inc.

John T. Borthwick            44    November, 1984         Director of Business Development of the Company

Laurence F. Lane             52    June, 1995             Vice President of Regulatory Affairs of NovaCare, Inc.

Timothy J. Patrick           39    February, 1998         President   and  Chief   Executive   Officer  of  Proxima
                                                          Therapeutics, Inc.

Srini Conjeevaram            39    Nominee                General  Partner  and Chief  Financial  Officer  of Galen
                                                          Associates

         The term of office of each person elected as director will continue until the Company's next Annual Meeting of Shareholders or until his successor has been elected and qualifies.

INFORMATION RELATIVE TO DIRECTORS

         EDWARD J. QUILTY has served as Chairman of the Board since May, 1996 and as a director of the Company since March, 1996. Mr. Quilty has been the Chairman of the Board of Palatin Technologies, Inc., a biopharmaceutical company specializing in peptide drug design for diagnostic and therapeutic agents, since November, 1995. From July, 1994 through November, 1995, he was President and Chief Executive Officer of MedChem Products, Inc., a publicly traded developer and manufacturer of specialty medical products which was acquired by C. R. Bard in November, 1995. From March, 1992 through July, 1994 Mr. Quilty served as President and Chief Executive Officer of Life Medical Sciences, Inc., a developer and manufacturer of specialty medical products including wound healing agents. The assets of Life Medical Sciences were purchased by MedChem Products, Inc. Mr. Quilty has over 25 years of experience in the Healthcare industry primarily in strategic planning, management and sales and marketing. Mr. Quilty is a member of the Healthcare Manufacturing Marketing Council. He earned a Bachelor of Science degree from Southwest Missouri State University,
Springfield, Missouri in 1972 and a Master of Business Administration degree from Ohio University, Athens, Ohio in 1987.

         JOHN T. BORTHWICK has served as Director of Business Development of the Company since November, 1997 and served as President and Chief Executive Officer of the Company from February, 1991 to November, 1997 and February, 1991 to May, 1997, respectively. He has served as a director of the Company since November, 1984 and served as Vice Chairman of the Board from September, 1994 to June, 1995. Previously, he was Vice President for Marketing and National Sales Manager of the Company from 1984 through 1990. During 1988 and 1989, Mr. Borthwick also served as President of Wound Management Services, a Medicare billing service specializing in wound care. In 1993, Mr. Borthwick served as a member of the board of directors of the National Association for the Support of Long Term Care, an organization which represents the legislative and regulatory interests of the long term care industry. Mr. Borthwick earned a Bachelor of Arts degree in Biology from Temple University in 1975.

         LAURENCE F. LANE has served as a director of the Company since June, 1995. Mr. Lane has been the Senior Vice President of Regulatory Affairs of NovaCare, Inc., a publicly traded medical rehabilitation corporation, since November, 1986. He has over twenty years of government relations and policy experience. Mr. Lane has served as the Director for Special Programs of the American Health Care Association, Director for Policy Development of the American Association of Homes for the Aging and legislative representative of the American Association of Retired Persons. He managed the 1980 White House Mini-Conference on Long Term Care and served as a credentialed resource person for the 1981 White House Conference on Aging. Mr. Lane is a member of the following organizations: National Association for the Support of Long Term Care, International Subacute Healthcare Association, National Association for Rehabilitation Agencies, National Health Lawyers Association, and Healthcare Financial Management Association. He earned Bachelor of Arts and Master of Arts degrees from the School of Public and International Affairs of George Washington University, Washington, D.C. Mr. Lane has pursued doctoral studies at the Washington Public Affairs Center, University of Southern California and received a Gerontology certificate from Andrus Gerontology Center, University of Southern California in 1974.

         TIMOTHY J. PATRICK has served as director of the Company since February, 1998. Mr. Patrick has been the President and Chief Executive Officer of Proxima Therapeutics, Inc., a medical device company developing proprietary site-specific delivery systems for the treatment of solid tumors, since April, 1996. He previously served as President of Gesco International, a subsidiary of MedChem Products that manufactured and marketed PICC vascular access catheters, from July, 1994 to January, 1996. Mr. Patrick served McGaw, Inc. for 13 years in various sales executive positions the last of which was President of Central Admixture Pharmacy Services, a business unit of McGaw, Inc. that provided patient-specific intravenous solution products to hospitals and home care companies. Mr. Patrick earned a Bachelor of Arts degree in Biology from Miami University, Oxford, Ohio in 1981.

         SRINI CONJEEVARAM is a nominee for director of the Company. Mr. Conjeevaram has been the General Partner and Chief Financial Officer of Galen Associates, an investment banking firm, since January, 1991. Prior to his affiliation with Galen Associates, he was an Associate in Corporate Finance at Smith Barney from July, 1989 to December, 1990 and a Senior Project Engineer for General Motors Corporation from April, 1982 to July, 1987. Mr. Conjeevaram serves as a director of Halsey Drug Company, Inc., a publicly traded company. He earned a Bachelor of Science degree in Mechanical Engineering from Madras University, Madras, India, a Master of Science degree in Mechanical Engineering from Stanford University, Stanford, California and a Master of Business Administration in Finance from Indiana University, Bloomington, Indiana.

COMPENSATION OF DIRECTORS

         All directors are reimbursed for expenses incurred in connection with each board and committee meeting attended. Each outside director receives $500 for every board meeting and for each separately held committee meeting attended. In addition, each outside director receives an annual retainer of $5,000. Inside directors receive no compensation for their services as directors.

         Certain directors of the Company resigned and were granted options to purchase a total of 61,000 shares of Common Stock in April, 1997. The following table sets forth information with respect to the grant of non-qualified stock options to Laurence F. Lane, a current director of the Company, exclusive of the Stock Option Plan:

                                        OPTIONS       EXERCISABLE OPTIONS AT   EXERCISE PRICE
     NAME                              GRANTED (#)     DECEMBER 31, 1997 (#)      ($/SHARE)        EXPIRATION DATE
     ----                              -----------     ---------------------      ---------        ---------------
     Laurence F. Lane                  10,000(1)                 6,000             $1.125         November 21, 2006
                                       10,000(2)                10,000             $1.125           April 7, 2007

(1) These options began vesting at a rate of 20% per year on November 21, 1995 and were repriced by the Executive Committee on April 8, 1997.
(2) These options were granted on April 8, 1997.

BOARD COMMITTEES

         The Company maintained an Executive Committee until May, 1997 composed of Edward J. Quilty, Mary G. Clark and John T. Borthwick. The Executive
Committee was empowered to act on behalf of the Board of Directors save with respect to certain "fundamental" transactions such as merger, bulk sale of assets and dissolution. The Executive Committee held two meetings in 1997.

         The Company maintained an Audit Committee that was composed of Laurence
F. Lane and Herbert Grossman until Mr. Grossman's death in December of 1997. The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by the Company's independent auditors. The Audit Committee held one meeting in 1997.

         The Company maintains a Compensation Committee that was composed of Edward J. Quilty, Laurence F. Lane and Herbert Grossman until Mr. Gorssman's death in December of 1997. The Compensation Committee reviews the compensation of management and recommends to the Board of Directors the amounts and types of cash and equity incentives to be offered to management. The Compensation Committee held two meetings in 1997.

         The Company maintained a Nominating Committee that was composed of John
T. Borthwick, Laurence F. Lane and Margaret R. Spencer until Mrs. Spencer's resignation in May of 1997. The Nominating Committee reviewed the qualifications of prospective directors for consideration by the Board of Directors as management's nominees for directors. The Nominating Committee held one meeting in 1997.

         The Company will consider nominations for directors submitted by shareholders. Shareholder nominations for election to the Board of Directors must be made by written notification received by the Company not later than sixty days prior to the next annual meeting of shareholders. Such notification shall contain, at a minimum, the following information:

        1. The name and residential address ofv the proposed nominee and of each notifying shareholder;

        2.      The principal occupation of the proposed nominee;

        3. A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

        4. The total number of shares of the Company owned by the notifying shareholder;

        5. A description of all arrangements or understandings between the notifying shareholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying shareholder;

        6. Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

        7. The consent of the nominee to serve as director of the Company, if elected.

         The Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

         During 1997, there were six meetings of the Board of Directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

                               EXECUTIVE OFFICERS

The executive officers of the Company are:

                                                                                      EXECUTIVE OFFICER
              NAME              AGE           POSITIONS WITH THE COMPANY             OF THE COMPANY SINCE
              ----              ---           --------------------------             --------------------
    Edward J. Quilty            47     Chairman of the Board of Directors                   May, 1996
    Richard S. Mink             45     Chief Operating Officer                            April, 1997
    Charles F. Caudell, III     45     Executive Vice President for Field                 April, 1997
                                       Operations
    Stephen T. Wills            41     Vice President and Chief Financial                  July, 1997
                                       Officer

         Additional information relative to Edward J. Quilty is included in the preceding pages under "Election of Directors."

         RICHARD S. MINK, has served as Chief Operating Officer of the Company since November, 1997, having previously served the Company as Vice President for Marketing since April, 1997. Prior to joining the Company, Mr. Mink was Senior Vice President/General Manager, Marketing Information Services Division of Bio Imaging Technologies, Inc., a medical image data and information management company, from November, 1996 to April, 1997. He was a self-employed marketing consultant from May, 1995 to October, 1996, Executive Vice President for Sales and Marketing for MedChem, Inc. from August, 1994 to May, 1995, Vice President for Sales and Marketing for Life Medical Sciences from July, 1993 to August, 1994, and had risen to the position of Director of Marketing for Becton Dickinson Company during his tenure there from August, 1977 to July, 1993. During May, 1996 through April, 1997, Mr. Mink was a member of the New Jersey Technology Council Healthcare Advisory Board. He earned a Bachelor of Science degree in Biology/Chemistry and a Master of Business Administration degree from Rutgers University, Newark, New Jersey in 1975 and 1977, respectively.

         CHARLES F. CAUDELL III, has served as Executive Vice President for Field Operations of the Company since November, 1997 having previously served the Company as Vice President for Sales since April, 1997. Prior to joining the Company, Mr. Caudell was Division Director of CalgonVestal, a former Merck & Co. wound care subsidiary, and later Division Director of ConvaTec upon the purchase of this company by Bristol Myers-Squibb, from January, 1984 to April, 1997. He has thirteen years experience in management and sales. Mr. Caudell earned a Bachelor of Arts degree in Communications from Wake Forest University, Winston-Salem, North Carolina in 1974 and a Master of Business Administration from Ohio University, Athens, Ohio in 1993.

         STEPHEN T. WILLS, CPA, MST has served as Chief Financial Officer of the Company since July, 1997 and Vice President since November, 1997. Mr. Wills also serves as President and Chief Operating Officer of Golomb, Wills & Company, PC, a public accounting firm, and as Vice President and Chief Financial Officer of Palatin Technologies, Inc., a publicly traded biopharmaceutical company. He has eighteen years experience in financial and corporate accounting matters. Mr. Wills is a member of the American Institute of Certified Public Accountants, New Jersey Society of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. He earned a Bachelor of Science degree in Accounting from West Chester University, West Chester, Pennsylvania in 1979 and a Master of Science in Taxation from Temple University, Philadelphia, Pennsylvania in 1994.

         Officers are elected by and serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table
--------------------------

        The following table shows all compensation paid by the Company to its Chairman, Chief Financial Officer and each of the Company's executive officers whose compensation exceeded $100,000 for their services in all capacities during the years 1995, 1996 and 1997:

                                                        ANNUAL COMPENSATION
                                                       --------------------                            ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR        SALARY         BONUS        OPTIONS (#)       COMPENSATION
---------------------------                ----        ------         -----        -----------       ------------
Edward J. Quilty(1)                        1997       $149,986          --          300,000(2)            --
Chairman                                   1996       $ 59,615          --          150,000               --

Richard S. Mink                            1997       $100,961     $25,000(3)       200,000               --
Chief Operating Officer

Charles F. Caudell, III                    1997       $100,961          --          200,000               --
Executive Vice President
for Field Operations

Stephen T. Wills, CPA(4)                   1997       $ 85,000          --           75,000               --
Vice President and
Chief FInancial Officer

John T. Borthwick(5)                       1997       $180,000          --           50,000         $  9,962      (6)
Director of Business Development           1996       $180,000          --               --         $ 10,861   (6)(7)
                                           1995       $150,000     $40,000          100,000         $ 10,712   (6)(7)

Gary L. Borthwick(8)                       1997       $ 67,500          --           59,000(9)      $216,762 (10)(11)
Vice President for Finance & Operations    1996       $135,000          --               --         $  7,514     (11)
and Chief Financial Officer                1995       $119,000     $20,000           50,000         $  7,514     (11)

(1)     Mr. Edward J. Quilty is the Principal Executive Officer of the Company.
(2) Includes 100,000 options granted in November 1997, 50,000 options to members of senior management and 150,000 options originally granted in 1996 and repriced by the Executive Committee of the Board of Directors on April 8, 1997.
(3)     Sign-on bonus.
(4) Represents compensation earned during the period July through December, 1997.
(5) Mr. John T. Borthwick resigned as Chief Executive Officer and President in May, 1997 and November, 1997, respectively.
(6) The Company enrolled John T. Borthwick in a split-dollar life insurance program on July 1, 1993. The monthly premiums are $830.18 for $500,000 coverage.
(7)     Matching  contributions  made pursuant to the Company's 401(k) plan.
(8)     Mr. Gary L. Borthwick resigned as of July 1, 1997.
(9) Options to purchase 59,000 shares of Common Stock were granted to Mr. Borthwick during 1997. However only 19,000 of these options had vested prior to his resignation.
(10) This amount consists of $135,000 consulting fees and $74,248 in debt forgiveness. For additional information relative to Mr. Borthwick's severance, please refer to the Company's Form 8-K filed with the Securities and Exchange Commission on July 1, 1997.
(11) The Company enrolled Gary L. Borthwick in a split-dollar life insurance program on February 1, 1993. The monthly premiums were $626.15 for $500,000 coverage.

Option Grants Table
-------------------

         The following table sets forth information regarding grants of stock options to the named executive officers made for the year ended December 31, 1997:

                                                     PERCENT OF TOTAL      EXERCISE
                                     OPTIONS        OPTIONS GRANTED TO       PRICE
        NAME                       GRANTED (#)      EMPLOYEES IN 1997      ($/SHARE)        EXPIRATION DATE
       ------                     -------------     ------------------     ---------        ---------------
     Edward J. Quilty              50,000   (1)            6.4%             $1.125           April 8, 2007
                                  100,000   (2)           12.8%             $0.80         January 29, 2007
                                  150,000   (3)           N/A(3)            $1.125            May 22, 2007

     Richard S. Mink               50,000   (1)            6.4%             $1.125           April 8, 2007
                                  118,000   (4)           15.1%             $1.125          April 14, 2007
                                   32,000   (5)            4.1%             $1.125          April 14, 2007

     Charles F. Caudell, III       50,000   (1)            6.4%             $1.125           April 8, 2007
                                  118,000   (6)           15.1%             $1.125          April 21, 2007
                                   32,000   (7)            4.1%             $1.125          April 21, 2007

     Stephen T. Wills, CPA         45,000   (8)            5.7%             $1.00            July 22, 2007
                                   30,000   (9)            3.8%             $1.00            July 22, 2007

     John T. Borthwick             50,000   (1)            6.4%             $1.125           April 8, 2007

     Gary L. Borthwick            50,000 (1)(10)           6.4%             $1.125            July 1, 2002

-------------------
(1) These non-qualified options to purchase Common Stock were granted to members of the Company's Senior Management on April 8, 1997. Options to purchase 10,000 shares were vested upon the grant and the remainder of the options vest in 10,000 increments on April 8 of each year through April 8, 2001 at which time the options will be fully vested. Vesting may accelerate as follows: (a) 25,000 of the options will vest if either net sales exceed $6,000,000 in a 12 consecutive month period or the Company's Common Stock price for 180 consecutive days exceeds $3.00 per share; and (b) all 50,000 of the options will vest if either net sales exceed $8,000,000 in a 12 consecutive month period or the Company's Common Stock price for 180 consecutive days exceeds $5.00 per share. For further information relative to these options, please refer to the Company's Form 8-K filed with the Securities and Exchange Commission on May 6, 1997.
(2) These incentive stock options to purchase Ccommon Stock were granted in November, 1997 and are vested.
(3) These non-qualified options to purchase Common Stock were granted in 1996 pursuant to Mr. Quilty's Employment Agreement at a price of $2.50 per share. These options were repriced by the Executive Committee of the Board of Directors on April 8, 1997.
(4) These options to purchase Common Stock were part of an April 14, 1997 grant of 150,000 non-qualified options pursuant to Mr. Mink's Employment Agreement. Of the original grant, 118,000 options were converted from non-qualified to incentive stock options on November 5, 1997. Options to purchase 59,000 shares vested on November 14, 1997. Options to purchase two additional increments of 29,500 shares each will vest on November 14, 1998 and April, 14, 1999, respectively. For further information relative to these options, please refer to "Employment Arrangements" below.
(5) These options to purchase Common Stock constitute the non-qualified options component of the 150,000 options grant discussed in note (3) above. Options to purchase 16,000 shares vested on November 14, 1997. Options to purchase two additional increments of 8,000 shares each will vest on November 14, 1998 and April, 14, 1999, respectively. For further information relative to these options, please refer to the Company's Form 8-K filed with the Securities and Exchange Commission on May 6, 1997.

(6) These options to purchase Common Stock were part of an April 21, 1997 grant of 150,000 non-qualified options pursuant to Mr. Caudell's employment Agreement. Of the original grant, 118,000 options were converted from non-qualified to incentive stock options on November 5, 1997. Options to purchase 59,000 shares vested on November 21, 1997. Options to purchase two additional increments of 29,500 shares each will vest on November 21, 1998 and April, 21, 1999, respectively. For further information relative to these options, please refer to "Employment Arrangements" below.
(7) These options to purchase Common Stock constitute the non-qualified options component of the 150,000 options grant discussed in note (5) above. Options to purchase 16,000 shares vested on November 21, 1997. Options to purchase two additional increments of 8,000 shares each will vest on November 21, 1998 and April, 21, 1999, respectively. For further information relative to these options, please refer to the Company's Form 8-K filed with the Securities and Exchange Commission on May 6, 1997.
(8) These options to purchase Common Stock were part of a July 23, 1997 grant of 75,000 non-qualified options pursuant to Mr. Wills' Stock Option Agreement. Of the original grant, 45,000 options were converted from non-qualified to incentive stock options on November 5, 1997. These options vest over the period March 22, 1998 through January 22, 1999 at an average rate of 4,090 shares per month.
(9) These options to purchase Common Stock constitute the non-qualified options component of the 75,000 options grant discussed in note (7) above. Options to purchase 20,833 shares were vested on December 22, 1997. Options to purchase an additional 9,167 shares were vested on March 22, 1998.
(10) Pursuant to Mr. Borthwick's severance agreement, these options ceased vesting at 10,000 shares. For further information relative to this agreement, please refer to the Company's Form 8-K filed with the Securities and Exchange Commission on July 1, 1997.


Aggregate Year End Option Value Table
-------------------------------------

         The following table sets forth information regarding the aggregate number and value of options to purchase Common Stock held by the named executive officers as of December 31, 1997. No options have been exercised:

                                              NUMBER OF SHARES                    VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED                 IN-THE-MONEY OPTIONS
                                      OPTIONS AT DECEMBER 31, 1997 (#)         AT DECEMBER 31, 1997 ($)(1)
                                      --------------------------------        -----------------------------
     NAME                             EXERCISABLE        UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
     -----                            -----------        -------------        -----------     -------------
     Edward J. Quilty ...............   112,500              37,500                0                 0
                                         10,000              40,000                0                 0
                                        100,000                   0          $32,500

     Richard S. Mink ................    10,000              40,000                0                 0
                                         59,000              59,000                0                 0
                                         16,000              16,000                0                 0

     Charles F. Caudell, III ........    10,000              40,000                0                 0
                                         59,000              59,000                0                 0
                                         16,000              16,000                0                 0

     Stephen T. Wills, CPA ..........         0              45,000                0           $ 5,625
                                         20,833               9,167          $ 2,604           $ 1,146

     John T. Borthwick...............    60,000              40,000                0                 0
                                         10,000              40,000                0                 0

     Gary L. Borthwick...............    10,000                   0                0                 0
                                         20,000                   0                0                 0
                                          9,000                   0                0                 0

-------------------
(1) Determined based on a fair market value for the Company's Common Stock at December 31, 1997 of $1.125 per share.

REPORT ON REPRICING STOCK OPTIONS

         On May 22, 1996, Edward J. Quilty, Chairman of the Board, was granted 150,000 nonqualified stock options at an exercise price of $2.50 per share. The foregoing options vest to the extent of 50%, 75% and 100% on April 8, 1997, October 8, 1997 and April 8, 1998, respectively. The Executive Committee on April 8, 1997, repriced the foregoing options to the fair market value of the Company's Common Stock on April 8, 1997, to wit: $1.125.

EMPLOYMENT ARRANGEMENTS

         The Company entered into a three-year employment agreement on August 1, 1996, as amended on May 2, 1997, (the "Agreement") with Edward J. Quilty, its Chairman of the Board. The Agreement provides that Mr. Quilty will receive base salary of $150,000 per year, together with such additional incentive compensation as may be awarded upon the recommendation of the Compensation Committee of the Board of Directors; provided, however, additional incentive compensation, if any, shall be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Quilty's contributions thereto. As additional compensation, the Agreement grants Mr. Quilty 150,000 non-qualified stock options, exercisable at a price of $1.125 per share, of which 112,500 were vested as of October 8, 1997 and the remaining 37,500 will vest on April 8, 1998. These options become 100% exercisable if Mr. Quilty becomes disabled, the Agreement is terminated by the Company other than "for cause," the Agreement is terminated by Mr. Quilty for the Company's breach, or in the event of the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity. If the Company sells additional Common Stock during the term of the Agreement in a transaction, or related series of transactions, the result of which is to increase the number of shares of Common Stock outstanding by 40%, then Mr. Quilty will be granted such additional stock options, exercisable at $1.125 per share, as may be necessary to enable him to purchase the same percentage of outstanding Common Stock as he maintained prior to such sale or issuance. In addition, in the event of the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity, the Company shall pay Mr. Quilty a severance payment equal to the greater of his salary for the remaining term of the Agreement or $125,000. Mr. Quilty may not disclose any confidential information of the Company during or after the term of the Agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

         The Company entered into a two-year employment agreement on April 14, 1997, as amended on November 5, 1997, (the "Agreement") with Richard S. Mink, its Chief Operating Officer and former Vice President for Marketing. The
Agreement provides that Mr. Mink receive the following: (1) base salary of $150,000 per year, together with a $25,000 sign-on bonus; (2) incentive compensation as may be awarded upon the recommendation of the Office of the Chief Executive and approved by the Board of Directors; provided, however, incentive compensation, if any, shall be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Mink's contributions thereto; and (3) 118,000 incentive and 32,000 non-qualified stock options, exercisable at $1.125, which options become exercisable to the extent of 50%, 75% and 100% upon completion of six, eighteen and twenty-four months of employment, respectively. These options become 100% exercisable if Mr. Mink becomes disabled, the Agreement is terminated by the Company other than "for cause," the Agreement is terminated by Mr. Mink for the Company's breach, upon the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity. Upon the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity, the Company shall pay Mr. Mink a severance payment equal to the greater of his salary for the remaining term of the Agreement or $150,000. Mr. Mink may not disclose any confidential information of the Company during or after the term of the agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

         The Company entered into a two-year employment agreement on April 21, 1997, as amended on November 5, 1997, (the "Agreement") with Charles F. Caudell, III, its Executive Vice President for Field Operations and former Vice President for Sales. The Agreement provides that Mr. Caudell receive the following: (1) base salary of $150,000 per year; (2) incentive compensation as may be awarded upon the recommendation of the Office of the Chief Executive and approved by the Board of Directors; provided, however, incentive compensation, if any, shall be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Caudell's contributions thereto; and (3) 118,000 incentive and 32,000 non-qualified stock options, exercisable at $1.125, which options become exercisable to the extent of 50%, 75% and 100% upon completion of six, eighteen and twenty-four months of employment, respectively. These options become 100% exercisable if Mr. Caudell becomes disabled, the Agreement is terminated by the Company other than "for cause," the Agreement is terminated by Mr. Caudell for the Company's breach, upon the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity. Upon the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity, the Company shall pay Mr. Caudell a severance payment equal to the greater of his salary for the remaining term of the Agreement or $150,000. Mr. Caudell may not disclose any confidential information of the Company during or after the term of the agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

         The Company entered into a five-year employment agreement on December 29, 1995, as amended on March 5, 1997, (the "Agreement") with John T. Borthwick, its Director of Business Development and former President and Chief Executive Officer. The Agreement provides that Mr. Borthwick will receive base compensation of $180,000 during the calendar years 1996, 1997 and 1998 and base compensation for the calendar years 1999 and 2000 to be determined by the Board of Directors upon the recommendation of the Compensation Committee, together with such incentive and/or bonus compensation as may be awarded upon the recommendation of the Compensation Committee; provided, however, incentive and/or bonus compensation, if any, will be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Borthwick's contributions thereto. As additional compensation, the Agreement grants Mr. Borthwick 100,000 non-qualified stock options, exercisable at a price of $2.31 per share, of which 20,000 were vested as of January 1, 1996 and the remaining 80,000 vest at a rate of 20% per year. If the Company sells additional Common Stock during the term of the Agreement in a transaction, or related series of transactions, the result of which is to increase the number of shares of Common Stock outstanding by 40%, then Mr. Borthwick will be granted such additional stock options, exercisable at $2.31 per share, as may be necessary to enable him to purchase the same percentage of outstanding Common Stock as he maintained prior to such sale or issuance. In addition, in the event of a sale of substantially all of the stock or assets of the Company, or a merger or consolidation of the Company in which the Company is not the surviving entity, or upon the written agreement of the Company to effect such sale, merger or consolidation, Mr. Borthwick will have the option of completing the remaining term of his employment under the Agreement or receiving severance compensation equal to his total compensation accrued during the twelve-month period immediately preceding such sale, merger or consolidation. Further, in the event of such sale, merger or consolidation: (1) the stock options granted pursuant to the Agreement will become exercisable in their entirety and will remain exercisable for a period of not less than thirty (30) days; and (2) the promissory note between Mr. Borthwick and the Company dated January 17, 1995 in the original principal amount of $99,530.34 will be forgiven. The Agreement further provides that Mr. Borthwick will receive a severance payment of 100% of his total compensation accrued during the twelve-month period immediately preceding the expiration of the Agreement if the Company does not renew or extend the term of the Agreement upon expiration thereof. The Agreement also provides that Mr. Borthwick will receive: (i) a vehicle for use primarily (but not exclusively) in the conduct of Company business, (ii) split-dollar life insurance in the face amount of $500,000, and (iii) disability income insurance providing for payments of 50% of compensation. Mr. Borthwick may not disclose any confidential information of the Company during or after the term of the Agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

         The Company entered into a three-year employment agreement on December 29, 1995, as amended on April 30, 1997, (the "Agreement") with Robert P. DiGiovine, RPh, its Director of Regulatory and Clinical Affairs and former Director of Regulatory Compliance and Product Development. The Agreement provides that Mr. DiGiovine will receive base salary of $100,000, together with such incentive and/or bonus compensation as may be awarded upon the recommendation of the Office of the Chief Executive and approved by the Board of Directors; provided, however, incentive and/or bonus compensation, if any, shall be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. DiGiovine's contributions thereto; provided, further, that such incentive and/or bonus compensation shall not exceed 35% of Mr. DiGiovine's base compensation for a given year. In addition, as further compensation under the Agreement, the Company has granted Mr. DiGiovine 15,000 non-qualified stock options which vest in three installments during the period January 1, 1996 through January 1, 1998 at an exercise price of $2.50 per share. These options become 100% exercisable if Mr. DiGiovine becomes disabled, the Agreement is terminated by the Company other than "for cause," the Agreement is terminated by Mr. DiGiovine for the Company's breach, upon the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity. Upon the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity, the Company shall pay Mr. DiGiovine a severance payment equal to the greater of his salary for the remaining term of the Agreement or $100,000. Mr. DiGiovine may not disclose any confidential information of the Company during or after the term of the Agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

STOCK OPTION PLAN

         The Company adopted the Stock Option Plan, (the "Plan") in July 1991, and amended the Plan in January, 1994 and November 21, 1995. The number of shares of common stock ("Common Stock") reserved for issuance pursuant to the Plan is 450,000 shares. The Plan authorizes the Company to grant two types of equity incentives: (i) options intended to qualify as "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) non-qualified stock options ("NQSOs"). The Plan authorizes options to be granted to directors, officers, key employees and consultants of the Company, except that ISOs may be granted only to employees. The Plan is administered by a committee of disinterested directors designated by the Board of Directors (the "Compensation Committee"). Subject to the restrictions of the Plan, the Compensation Committee determines who is eligible to receive stock options, the nature, amount and timing of options granted under the Plan, the exercise price and vesting schedule of any options granted, and all other terms and conditions of the options to be granted.

         Under the Plan, ISOs and NQSOs may have a term of up to ten years. Stock options are not assignable or transferable except by will or the laws of descent and distribution. Stock options granted under the Plan which have lapsed or terminated revert to the status of "unissued" and become available for reissuance.

         At December 31, 1997, options to purchase 381,000 shares of Common Stock had been granted under the Plan with exercise prices ranging from $0.80 to $1.125 per share.

                              CERTAIN TRANSACTIONS

         The Company has entered into a five-year consulting agreement with its founder and former President and director, Mary G. Clark. In 1997 annual compensation under this agreement was $99,000.

      PROPOSAL 2 - RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has selected Ernst & Young LLP as independent certified public accountants for the Company for the year ended December 31, 1998. Ernst & Young LLP has served as the Company's auditors since 1990. The ratification of the selection of independent certified public accountants is to be voted upon at the Meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1998.

                                 OTHER BUSINESS

         Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.

                              SHAREHOLDER PROPOSALS

         Any shareholder desiring to present a proposal to other shareholders at the next Annual Meeting must transmit such proposal to the Company so that it is received by the Company on or before January 17, 1999. All such proposals should be in compliance with applicable regulations of the Securities and Exchange Commission.

                                  ANNUAL REPORT

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF COMMON STOCK ON THE RECORD DATE, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CORPORATE SECRETARY, DERMA SCIENCES, INC., 214 CARNEGIE CENTER, SUITE 100, PRINCETON, NEW JERSEY 08540.

                                            By Order of the Board of Directors,

                                            EDWARD J. QUILTY
                                            Chairman

March 31, 1998

                              DERMA SCIENCES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 1998

The undersigned hereby constitutes and appoints Edward J. Quilty as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Derma Sciences, Inc. to be held at the Hyatt Regency, U.S. 1 and Alexander Road, Princeton, New Jersey on May 12, 1998, at 10:00 a.m., and any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below.

The Board of Directors recommends a vote "FOR" each of the following:

1.  ELECTION OF DIRECTORS

Election of nominees: Edward J. Quilty, John T. Borthwick, Laurence F. Lane, Timothy J. Patrick and Srini Conjeevaram. TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, PLACE A LINE THROUGH SUCH NOMINEE'S NAME.

[_] FOR all nominees                [_] WITHHOLD AUTHORITY for all nominees

2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CERTIFIED PUBLIC ACCOUNTANTS FOR YEAR ENDED DECEMBER 31, 1998

    [_] FOR                     [_] AGAINST                [_] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THOSE NOMINEES NAMED IN THE PROXY AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1998. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.




                                                    ________________________
                                                    Signature of Shareholder


                                                    _______________________
                                                    Signature of Co-Owner

                                                    Dated: ______________, 1998

                                PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name appears in the address at the left. If shares are registered in more than one name, all owners should sign. If you are signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. If a partnership, please sign in partnership name by an authorized person.

                                I/WE PLAN TO ATTEND THE MEETING  [_]